                            SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934

Filed by the Registrant:                       |X|

Filed by Party other than the Registrant:      |_|

Check the appropriate box:

|_|      Preliminary Proxy Statement

|_|      Confidential, For Use of the Commission Only
         (as permitted by Rule 14a-6(e)(2))

|X|      Definitive Proxy Statement

|_|      Definitive Additional Materials

|_| Soliciting Materials Pursuant to (section) 240.14a-11(c) or (section) 240.14a-12

                             Health Management, Inc.
                (Name of Registrant as Specified in Its Charter)

                                 Not Applicable
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

|X|      $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2)
         or Item 22(a)(2) of Schedule 14A.

|_| $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

|_| Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

         1) Title of each class of securities to which transaction applies:

         2)       Aggregate number of securities to which transaction applies:

         3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and show how it was determined):

         4)       Proposed maximum aggregate value of transaction:

         5)       Total Fee paid:

|_|      Fee paid previously with preliminary materials:

|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         1) Amount Previously Paid: $250 paid with filing of Preliminary Proxy Statement.

         2)       Form, Schedule or Registration Statement No.:

         3)       Filing Party:

         4)       Date Filed:

                             HEALTH MANAGEMENT, INC.
                         4250 Veterans Memorial Highway
                                 Suite 400 West
                            Holbrook, New York 11741

                        ---------------------------------

                    Notice of Annual Meeting of Stockholders
                           To Be Held October 25, 1995

TO THE STOCKHOLDERS OF HEALTH MANAGEMENT, INC.:

         The Annual Meeting of Stockholders of Health Management, Inc., a Delaware corporation (the "Company"), will be held on Wednesday, October 25, 1995, at Chemical Bank Amphitheater, 395 North Service Road, Melville, New York 11747, at 10:00 a.m. local time, to consider and act upon the following matters, each of which is explained more fully in the following Proxy Statement. A proxy card for your use in voting on these matters is also enclosed.

         1.       To elect five (5) directors;

         2. To ratify the appointment of BDO Seidman as independent auditors; and

         3. To transact any other business that may properly come before the meeting or any adjournment thereof.

         Only common stockholders of record at the close of business on September 20, 1995, are entitled to notice of and to vote at the Annual Meeting.

         Shares can only be voted at the Annual Meeting if the holder is present or represented by proxy. If you do not expect to attend the Annual Meeting, you are urged to date and sign the enclosed proxy and return it in the accompanying envelope promptly, so your shares may be voted in accordance with your wishes and the presence of a quorum may be assured. The giving of a proxy does not affect your right to vote in person in the event you attend the Meeting.

         The Company's Annual Report for 1995 is enclosed with this Notice of Meeting and Proxy Statement.

                                            By Order of the Board of Directors,



                                            Drew E. Bergman
                                            Secretary

September 27, 1995

                                 PROXY STATEMENT

                                       OF

                             HEALTH MANAGEMENT, INC.

                         4250 Veterans Memorial Highway
                                 Suite 400 West
                            Holbrook, New York 11741

                                  INTRODUCTION

         The Board of Directors of Health Management, Inc. (the "Company") hereby solicits proxies in the form enclosed with this Proxy Statement for use at the 1995 Annual Meeting of Stockholders ("Annual Meeting") to be held at 10:00 a.m. local time on Wednesday, October 25, 1995 at Chemical Bank Amphitheater, 395 North Service Road, Melville, New York 11747 and any postponement or adjournment thereof.

         The Company is sending with this Proxy Statement its Annual Report to Stockholders, which contains financial statements for the fiscal year ended April 30, 1995, to all stockholders entitled to vote. This Proxy Statement and form of proxy is first being sent to stockholders on or about the date of the accompanying Notice of the 1996 Annual Meeting.

         Certain officers and employees of the Company, without extra remuneration, may solicit proxies by telefax, by telephone, and in person. In addition to mailing copies of this material to stockholders, the Company may request brokerage houses, custodians, fiduciaries and nominees, and reimburse them for their expenses in connection therewith, who hold stock in their names or custody or in the names of nominees for others to forward such material to those persons for whom they hold stock of the Company and to request the authority for execution of the proxies.

         Only stockholders of record as of the close of business on September 20, 1995 will be entitled to vote at the Meeting and any adjournments thereof. As of that date, 9,318,959 shares of the Company's Common Stock (excluding treasury shares) were issued and outstanding. Each such share outstanding will be entitled to one vote, and stockholders may vote in person or by proxy. Execution of a proxy will not in any way affect a stockholder's right to attend the meeting and vote in person; any stockholder giving a proxy has the right to revoke it at any time before it is exercised by written notice to the secretary of the Company. In addition, stockholders attending the meeting may revoke their proxies at that time. Unless so revoked, the shares represented by the proxies solicited by the Board of Directors will be voted in accordance with the directions given therein by the stockholder.

         All properly executed proxies which are returned in time to be cast at the Annual Meeting, if no contrary instruction is indicated, will be voted as stated below under "election of directors." In addition to the election of directors, the stockholders will consider and vote upon a proposal to ratify the selection of auditors. Where a choice has been specified on the proxy with respect to the foregoing matters, the shares represented by the proxy will be voted in accordance with the specification. The shares will be voted FOR if no specification is indicated.

         The presence, in person or by proxy, of the holders of a majority of the voting stock of the Company is necessary to constitute a quorum to transact business. If a quorum is not present or represented at the Annual Meeting, a majority of the votes represented at the meeting may adjourn the Annual Meeting from time to time without notice other than an announcement until a quorum is present or represented. Assuming the presence of a quorum with respect to the election of directors, the six nominees receiving the greater number of votes cast by the holders of the common stock will be elected as directors. There will be no cumulative voting in the election of directors. Assuming the presence of a quorum with respect to other proposals, the affirmative vote of the holders of the majority of the shares of Common Stock present in person or represented by proxy is required to approve the proposal to ratify the selection of auditors and any other matter which may come before the meeting.

         An automated system administered by the Company's transfer agent tabulates the votes. Abstentions are included in the determination of the number of shares present and voting and are counted as abstentions in tabulating the votes cast on nominations or proposals presented to stockholders. Broker nonvotes are not included in the determination of the number of shares present and voting or as a vote with respect to such proposals.

         The Company knows of no other matter to be presented at the meeting. If any other matter should be presented at the Annual Meeting upon which a vote properly may be taken, shares represented by all proxies received by the Company will be voted with respect thereto in accordance with the judgment of the persons named as proxies.

                                   PROPOSAL 1

                              ELECTION OF DIRECTORS

         The persons named in the accompanying proxy will vote for the election of five directors, unless authority to vote is withheld. The term of office of each director elected will continue until the 1996 Annual Meeting of Stockholders, or until a successor shall have been duly elected and qualified. Clifford E. Hotte, Robert C. Clifton, Virginia Belloise, Andre C. Dimitriadis and David R. Walker are the nominees for election as directors of the Company. Each has informed the Company that he or she is willing to serve as director. However, if any nominee should decline or become unable to serve as a director for any reason, votes will be cast for a substitute nominee, if any, designated by the Board of Directors. If no substitute nominee is designated prior to the election, votes will be cast according to the judgment in such matters of the person or persons voting the proxy. Dr. Hotte, Messrs. Clifton, Dimitriadis and Walker, and Ms. Belloise are each incumbent directors.

         The following table sets forth certain information with respect to each person nominated and recommended to be elected by the Board of Directors of the Company and is based on the records of the Company and information furnished to it by the nominees. Reference is made to "Principal Stockholders and Stock Ownership of Management" for information pertaining to stock ownership by the nominees.

         Name                             Age                  Director Since
         ----                             ---                  --------------

Clifford E. Hotte, Ph.D............       48                       1988

Robert C. Clifton..................       41                       1991

Virginia Belloise (1)..............       48                       1988

Andre C. Dimitriadis...............       55                       1993

David R. Walker....................       60                       1992

         (1)      Virginia Belloise is the wife of Clifford E. Hotte

Directors and Executive Officers of the Company

         CLIFFORD E. HOTTE

         Dr. Hotte, the President, Chairman of the Board and a director of the Company since 1988, founded Home Care Management, Inc., the Company's first operating subsidiary in 1985. He was a consultant in Radiopharmaceutical Science to Mallinckrodt, Inc., St. Louis, Missouri, from April 1986 to December 1988. From January 1982 until May 1985, and prior to founding the Company, Dr. Hotte was the President and Director of Nuclear and Genetic Technology, Inc. of Melville, New York. In 1980 and 1981 Dr. Hotte was an Assistant Professor of Radiology at the School of Medicine, State University of New York, Stony Brook. Dr. Hotte has been a member of the New York State Board of Pharmacy since 1981 and was its Chairman in 1989 and 1990. He is licensed as a Registered Pharmacist in New York. Dr. Hotte received a Bachelor's Degree from the Albany College of Pharmacy, Union University, Albany, New York, in 1970; a doctorate in Clinical Pharmacy from the University of Michigan in 1972, and a doctorate in Radiopharmaceutical Science from the University of Michigan in 1976. He is a member of the American Pharmaceutical Association, the Society of Nuclear Medicine and the National Association of Boards of Pharmacy.

         ROBERT C. CLIFTON

          Mr. Clifton has been a Vice President of the Company since January 1989 and a Director since August 1991. Mr. Clifton has 20 years of experience in the health care field. Prior to his election as a Vice President, Mr. Clifton served as Pharmacy Materials Manager at University Hospital, State University of New York, Stony Brook, New York from February 1980 until joining the Company in January 1989.

         VIRGINIA BELLOISE

          Ms. Belloise has been a Director of the Company since March 1988. She also served as Personnel and Human Services Director for the Company and was the Company's secretary from March 1988 until December 1993. Ms. Belloise previously held the position of Clinical Laboratory Manager at Deepdale General Hospital, Little Neck, New York, from March 1985 to October 1987.

         ANDRE C. DIMITRIADIS

          Mr. Dimitriadis was elected as a Director of the Company in October 1993. Mr. Dimitriadis is the Chief Executive Officer and Chairman of LTC Properties, Inc., Oxnard, California, a real estate investment trust that invests in long-term care and other health care related facilities. Prior to founding LTC Properties, Mr. Dimitriadis was Executive Vice President and

Chief Financial Officer of Beverly Enterprises, an owner/operator of nursing facilities, from October 1989 to May 1992. From December 1984 to July 1989 he was Executive Vice President, Chief Financial Officer and a Director of American Medical, Inc., an owner/operator of hospitals. Mr. Dimitriadis is a Director of Charter Medical Corporation and Sun Healthcare, Inc. Mr. Dimitriadis earned a B.S. in electrical engineering from Robert College, Istanbul, Turkey, an M.S. in Computer Science from Princeton University and an M.B.A. and Ph.D. from New York University.

         DAVID R. WALKER

          Mr. Walker was elected as a Director of the Company in August 1992. Since 1958 Mr. Walker has been an officer of J.G. Mulford Co., an insurance agency located in Westfield, New Jersey, serving as its President from 1958 until 1992, and as its Executive Vice President since 1992. Mr. Walker also serves as a director of United National Bank, of Plainfield, New Jersey. From 1980 until 1989 he was a director of Starpointe Savings Bank of Somerset, New Jersey.

         MICHAEL R. NORMAN

          Mr. Norman was named as Executive Vice President and Chief Operating Officer of the Company in May 1994. Prior to joining the Company he served in several positions with Pharmaco LSR Toxicology Services North America, Inc. (formerly Bio/dynamics, Inc.), a contract toxicology laboratory. From 1990 until joining the Company he was Executive Vice President and Chief Operating Officer of Pharmaco. From 1984 to 1990, Mr. Norman served as Pharmaco's General Manager, where he was responsible for all non-scientific administrative functions.

         DREW BERGMAN

         Mr. Bergman has been the Corporate Development Officer of the Company since May 1, 1995, the Chief Financial Officer since November 1990, and was elected as Treasurer in January 1991 and as Secretary in December 1993. Mr. Bergman has been a Certified Public Accountant since 1982. Previously, Mr. Bergman served from 1979 until November 1990 in several positions with BDO Seidman, a public accounting firm, and with Brout and Company, a public accounting firm acquired by BDO Seidman in 1986, holding the position of Senior Manager at the time immediately prior to joining the Company in November 1990.

         LLOYD N. MYERS

          Mr. Myers was made the Vice President - Sales and Marketing of the Company effective as of July 24, 1995, and has been Vice President - Program Development of HMI Pennsylvania since March 1994. From 1987 to March 1994, Mr. Myers served as a Vice President and a principal of Murray Pharmacy, Inc. and Murray Pharmacy Too, Inc. From 1985 to 1987, he served as an assistant pharmacist for Stadtlander's Pharmacy and from 1984 to 1985 Mr. Myers was a staff pharmacist for People's Drug, Inc. Mr. Myers earned a B.A. from University of Pittsburgh School of Pharmacy in 1984. He is a member of the American Pharmaceutical Association.

         During the fiscal year ended April 30, 1995, no directors, officers, or beneficial owners of more than 10% of the Company's common stock, other than as described below, failed to file, on a timely basis, reports required by Section 16(a) of the Securities Exchange Act of 1934. Dr. Hotte, Messrs. Norman, Bergman, Clifton and Walker, and Douglas Cox, a former director of the Company, each failed to file one Form 4 on a timely basis.

Board of Directors and Committees of the Board

         During the year ended April 30, 1995 the Board of Directors held five meetings and executed written consents. Each director attended at least 75% of the aggregate number of meetings of the Company's Board of Directors and committees on which he or she served.

         The Board of Directors has a compensation committee (the "Compensation Committee") currently consisting of Mr. Walker. Prior to July 24, 1995, when he resigned as a director of the Company, J. Douglas Cox was on the Compensation Committee. The functions of this committee are to review executive compensation and approve grants of options to Company officers and employees, and renew, approve, and recommend to the Board of Directors the terms and conditions of all stock option plans or changes thereto. This committee had two meetings during the year ended April 30, 1995.

         The Board of Directors has an audit committee composed of directors who are neither employees nor affiliates of the Company. The audit committee is currently comprised of Mr. Dimitriadis. Prior to July 24, 1995, when he resigned as a director of the Company, J. Douglas Cox was also on the audit committee. This committee recommends to the Board (for approval by the stockholders) a public accounting firm to conduct the annual audit of the accounts of the Company. The audit committee also meets with the Chief Financial Officer and the accounting firm before the audit commences to discuss the accounting firm's evaluation of the adequacy and effectiveness of the Company's accounting procedures and internal controls, to approve the overall scope of the audit and the fees to be charged, and to inquire regarding and discuss with the accounting firm recent FASB, SEC or other regulatory agency pronouncements, if any, which might affect the Company's financial statements. The audit committee also meets with the Chief Financial Officer and the accounting firm at the conclusion of the audit to review the audited financial statements, to discuss the results of the audit, to discuss any significant recommendations by the accounting firm for improvement of the Company's accounting systems and controls, and to discuss the quality and depth of staffing in the accounting and financial departments of the Company. This committee had two meetings during the year ended April 30, 1995.

         Outside directors receive $2,000 per year as a retainer, $1,000 per meeting of the Board of Directors attended in person, $1,000 per Chairmanship of a committee of the Board of Directors, and $500 per meeting of a committee of the Board of Directors attended in person. Each outside director receives an option to purchase 4,000 shares at the time of his or her election. The award of these options, to existing outside directors was ratified at the Special Meeting of the Board of Directors held on February 8, 1995. Each non-employee director also receives an annual automatic grant of options to purchase 1,000 shares of common stock for each completed year of service. All of the options mentioned above vest over a six month period. Lastly, on October 23, 1993, the date of the election of Andre C. Dimitriadis to the Board of Directors, the Board of Directors voted to award him 1,000 shares of Common Stock on each of the first five anniversary dates of his election to the Board of Directors, provided that if he resigns, retires or dies during such five year period he is entitled only to the pro rata amount of such shares; however, if he is terminated as a director, other than for cause, he will be entitled to the full 5,000 shares. The award of Mr. Dimitriadis' shares was ratified at the February 8, 1995 Board of Directors meeting.

                                   PROPOSAL 2

                      RATIFICATION OF SELECTION OF AUDITORS

          The Board of Directors has selected the firm of BDO Seidman, independent accountants, to serve as auditors for the fiscal year ending April 30, 1996, subject to ratification by the stockholders. BDO Seidman has served as the Company's auditors since 1990.

         It is expected that a member of the firm of BDO Seidman will be present at the meeting, will have an opportunity to make a statement as so desired and will be available to respond to appropriate questions.

         The Board of Directors recommends a vote FOR ratification of the selection.

            PRINCIPAL STOCKHOLDERS AND STOCK OWNERSHIP OF MANAGEMENT

         The following table sets forth information regarding the beneficial ownership of Common Stock as of September 20, 1995 by (i) each person known to the Company to own beneficially more than five percent of the outstanding Common Stock; (ii) each director of the Company; (iii) the Company's chief executive officer and each executive officer of the Company who earned in excess of $100,000 in salary and bonus in the fiscal year ended April 30, 1995 (collectively, the "named Executive Officers"); and (iv) all directors and executive officers of the Company as a group.

                                              Amount             Approximate
                                              Beneficially       Percent of
Name and Address of Beneficial Owner (1)      Owned              Class
- ----------------------------------------      ------------       -----------
Putnam Investments, Inc.(2)(3)                 1,219,036           13.1%
Putnam New Opportunities Fund(2)                 556,200            6.0%
Clifford E. Hotte(4)                           1,066,432           11.4%
Michael R. Norman(5)                              24,400             *
Drew Bergman(6)                                   25,667             *
Robert C. Clifton(7)                             108,099            1.2%
Virginia Belloise(8)                              55,053             *
Andre C. Dimitriadis(9)                            6,000             *
Lloyd N. Myers                                   308,530            3.3%
David R. Walker(10)                               10,000             *

All Directors and Officers as a Group
(8 Persons) (4)(5)(6)(7)(8)(9)(10)             1,578,514           16.8%


                  *Less than one percent (1.0%)

         (1) The address of each beneficial owner is c/o Health Management, Inc., 4250 Veterans Memorial Highway, Suite 400 West, Holbrook, New York 11741.

         (2) Based solely upon the information contained in Amendment No. 2 to the Schedule 13G filed with the Securities and Exchange Commission by Marsh & McLennan Companies, Inc. ("M&MC"), Putnam Investments, Inc. ("PI"), Putnam Investment Management, Inc. ("PIM"), The Putnam Advisory Company, Inc. ("PAC") and Putnam New Opportunities Fund (the "Fund"), dated January 23, 1995. PI is a wholly-owned subsidiary of M&MC and wholly owns PIM and PAC.

         (3) Consists of 905,460 shares held by PIM and 313,576 shares held by PAC.

         (4) Does not include shares beneficially owned by Virginia Belloise, Dr. Hotte's wife. Includes 30,000 shares subject to presently exercisable options.

         (5) Includes 24,000 shares subject to presently exercisable options.

         (6) Includes 21,667 shares subject to presently exercisable options.

         (7) Includes 15,000 shares subject to presently exercisable options.

         (8) Includes 42,020 shares held in trusts for benefit of the minor children of Dr. Hotte, and for benefit of nieces and nephews of Dr. Hotte and Ms. Belloise, of which Ms. Belloise is trustee, with voting and dispositive power. Does not include shares beneficially owned by Ms. Belloise's husband, Clifford
                 E. Hotte.

         (9) Includes 5,000 shares subject to presently exercisable options.

         (10) Includes 6,000 shares subject to presently exercisable options.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

         The following table summarizes compensation for services to the Company in all capacities awarded to, earned by or paid to the Company's chief executive officer and the named Executive Officers for each of the three fiscal years ended April 30, 1995. No other executive officer of the Company met the definition of "highly compensated" within the meaning of the Securities and Exchange Commission's executive compensation disclosure rules.



                                                                                                Long Term Compensation
                                                                                    ------------------------------------------------
                                              Annual Compensation                            Awards                Payouts
                                     --------------------------------------------   ---------------------  -------------------------
                                                                                    Restricted
                                                                     Other Annual     Stock      Options/   LTIP        All Other
Name and Principal Position          Year   Salary(1)    Bonus(1)    Compensation    Award(s)      SARs    Payouts   Compensation(2)
- ---------------------------          ----   ---------    --------    ------------    --------    --------  -------   ---------------
Clifford E. Hotte, Chief             1995    $220,000       -0-          -0-           -0-          -0-      -0-         $2,382
   Executive Officer and President   1994    $200,000    $100,000        -0-           -0-        150,000    -0-         $2,171
                                     1993    $125,000    $125,000        -0-           -0-          -0-      -0-         $2,171

Michael R. Norman, Chief             1995    $ 95,077       -0-          -0-           -0-         60,000    -0-          $ 409
   Operating Officer(3)

Drew Bergman, Chief Financial        1995    $100,000       -0-          -0-           -0-         12,500                 $ 489
   Officer                           1994    $ 85,000    $ 21,250        -0-           -0-         62,500    -0-          $ 467
                                     1993    $ 78,962       -0-          -0-           -0-          6,667    -0-          $ 395

Robert Clifton, Vice President       1995    $149,600       -0-          -0-           -0-          -0-      -0-         $1,723
                                     1994    $136,000    $ 47,600        -0-           -0-         75,000    -0-         $1,689
                                     1993    $ 95,000    $125,000        -0-           -0-          -0-      -0-         $1,188


   (1) During the 1994 fiscal year, Dr. Hotte entered into a new three-year employment agreement under which he was to receive a base salary of $200,000 during its first year and a 10% increase commencing after April 30, 1995. Messrs. Clifton and Bergman signed two year employment agreements commencing May 1, 1993, under which they receive base salaries of $136,000 and $85,000 respectively, including a 10% increase for the period after April 30, 1994. During the 1993 fiscal year, Dr. Hotte and Mr. Clifton were each parties to employment agreements with the Company pursuant to which each received the salary set out above and a bonus equal to 5% of the Company's pre-tax profits, up to a maximum of $125,000. See "Employment Agreements" below.

   (2) All such compensation listed herein consists of matching payments made pursuant to the Company's 401(k) Plan.

   (3) Mr. Norman joined the Company in May 1994.

OPTION GRANTS IN LAST YEAR

         The following table provides information relating to options granted to the named Executive Officers during the year ended April 30, 1995.



                                                                                                Potential Realizable Value at
                                          Percent of Total                                       Assumed Annual Rates of
                                             Options/SARs                                       Stock Price Appreciation for
                                              Granted to      Exercise Price                            Option Term
                         Options/SARs      Employees in the      Per Share      Expiration      -----------------------------
Name                     Granted(1)(2)       Fiscal Year        ($/shares)         Date             5%                   10%
- ----                     -------------     ----------------     ----------      ----------      --------             --------
Clifford E. Hotte            -0-                   -0-             -0-             -0-              -0-                  -0-
Michael R. Norman         60,000(1)               51.1%          $14.50           5/9/04         $547,200             $839,400
Drew Bergman              12,500                  9.6%           $12.625         8/12/04          $99,188             $251,563
Robert Clifton               -0-                   -0-             -0-             -0-              -0-                  -0-


(1) All options were granted as of May 9, 1994, and vest over a five-year period. The options became exercisable with respect to the first one-fifth of the underlying shares on May 9, 1994. The options shall be fully exercisable on the fifth anniversary of the date of grant, May 9, 1999.

(2) All options listed in this table are incentive and non-qualified options granted pursuant to the Company's Shareholder Value Incentive Plan. Mr. Norman's options consist of an incentive stock option to purchase 34,480 shares of common stock and a non-qualified stock option to purchase 25,520 shares. Mr. Bergman's options are all incentive options.

AGGREGATED OPTION EXERCISES DURING THE FISCAL YEAR ENDED APRIL 30, 1995 AND FISCAL YEAR END OPTION VALUES

         The following table provides information relating to options exercised by the named Executive Officers during the fiscal year ended April 30, 1995, and the number and value of options held by such Executive Officers at fiscal year-end.



                                                                Number of Unexercised         Value of Unexercised in the
                     Shares Acquired on         Value          Options/ SARs at Fiscal           Money Options/SARs at
Name                   Exercise (#)          Realized ($)            Year End (#)                 Fiscal Year End ($)
- ---------------      ------------------      ------------      -----------------------        ---------------------------
                                                              Exercisable/Unexercisable(1)   Exercisable/Unexercisable(2)
Clifford Hotte             -0-                   -0-                30,000/120,000                $239,429/$893,717

Michael R. Norman          -0-                   -0-                   0/60,000                       0/$217,500

Robert Clifton             -0-                   -0-                15,000/60,000                 $116,250/$465,000

Drew Bergman               -0-                   -0-                21,667/60,000                 $201,463/$442,500


(1) All options listed in this table are incentive and non-qualified options granted pursuant to the Company's Shareholder Value Incentive Plan. Mr. Bergman's exercisable options include 6,667 shares which were issued on June 4, 1992 pursuant to the Company's 1989 Stock Option Plan; this option has a ten-year term and an exercise price of $4.50 per share.

(2) The value of unexercised options is determined by multiplying the number of options held by the difference in the fair market value of the Common Stock underlying the options at April 30, 1995 (as determined by the closing sales price as reported by the NASDAQ National Market, which was $18 1/8 per share) and the exercise price of the options granted.

EMPLOYMENT AGREEMENTS

         Dr. Hotte entered into a three-year employment agreement with the Company commencing May 1, 1993, under which he received a base salary of $200,000 during the first year, a base salary of $220,000 during the second year and is to receive a base salary of $244,000 (recently increased to $250,000 by the Board of Directors) during the final year. In addition, the Board of Directors may, in its discretion, award to Dr. Hotte bonuses, stock, stock options, stock appreciation rights or other compensation, from time to time. If Dr. Hotte is terminated in connection with a change in control of the Company or other than for cause, disability or death, the Company shall pay Dr. Hotte a severance payment equal to twice his base salary in effect at the time of termination.

         Messrs. Clifton and Bergman had two-year employment agreements through April 30, 1995. Under his agreement, Mr. Clifton received a base salary of $136,000 during the first year and a base salary of $149,600 during the second year. Mr. Bergman received a base salary of $85,000 during the first year and a base salary of $93,500 during the second year. In addition, the Board of Directors could, in its discretion, award to Mr. Clifton or Mr. Bergman bonuses, stock, stock options, stock appreciation rights or other compensation, from time to time. If Mr. Clifton or Mr. Bergman were to have been terminated in connection with a change in control of the Company or other than for cause, disability or death, the Company would have been obligated to pay to each of Mr. Clifton and Mr. Bergman a severance payment equal to his base salary in effect at the time of his termination.

         Mr. Norman entered into a two-year employment agreement with the Company commencing on May 9, 1994, under which he received a base salary of $100,000 during the first year and based on the recommendation of the Compensation Committee of the Board of Directors is receiving a base salary of $150,000 during the second year. The Board of Directors may, in its discretion, award to Mr. Norman bonuses, stock, stock options, stock appreciation rights or other compensation from time to time. If Mr. Norman is terminated in connection with a change of control of the Company, or other than for cause, disability or death, the Company shall pay him a severance equal to his base salary in effect at such time.

         Effective with the Murray Group acquisition in April, 1994, the Company entered into two year employment agreements with the two principals, Irwin Hirsh and Lloyd Myers. Under the terms of the agreement, each will receive an annual base salary of $200,000.

Report of the Compensation Committee of the Board of Directors on Executive Compensation

          The Compensation Committee consisted of two independent non-employee directors, David R. Walker and J. Douglas Cox, who were appointed in November 1992 and served during the fiscal year ended April 30, 1995. Subsequent to Mr. Cox's resignation from the Board of Directors on July 24, 1995, the Compensation Committee has consisted of Mr. Walker. The Compensation Committee is responsible for establishing executive compensation for the Company's top level executives, administering the Company's current long-term incentive program and implementing any additional short and long-term compensation programs for executives which the Committee believes are appropriate in the future. All decisions by the Compensation Committee are subject to the approval of the entire Board of Directors. The Compensation Committee met two times during the fiscal year ended April 30, 1995.

         The Company is in a rapid growth phase of its development and therefore has high cash needs. Accordingly, the Company has weighted executive compensation heavily towards annual and long-term incentives determined on a discretionary basis. Short-term incentives have consisted of bonuses which are based on an executive's compensation level relative to that of other executives at similar-sized companies in the health care industry and in the marketplace generally, as indicated by published survey data, and the executive's contribution to Company performance over the prior fiscal year. Long-term incentives have consisted of periodic grants of stock options under the Company's 1989 Stock Option Plan and Shareholder Value Incentive Plan, and like awards of annual incentives have been based on an executive's performance and compensation level.

         For the fiscal year ended April 30, 1995, Dr. Hotte received an annual base salary of $220,000 and no bonus was paid due to lack of attaining earnings goals for that year. Dr. Hotte's base salary was set well below the median salary levels for executives of comparable companies within the health care industry due to the Company's performance-oriented culture and the need to invest cash in the business to fund its rapid growth.

         In the fiscal year ending April 30, 1996, total compensation of top executives will be targeted to a level between the median and 75th percentile compensation levels paid by a peer group consisting of companies constituting the Health Care Services in the NASDAQ National Market, which is the industry index used in the Company's Stockholder Return Performance Graph. It is anticipated that total compensation will consist of base salary, annual incentives and grants of long-term equity awards in the form of stock options. Stock option grants will be based on a number of factors determined by the Committee, including the executive's position within the Company, past and expected future contributions to the Company's business, and the targeted total compensation level for the executive. The Committee will continue to consider annual bonuses based upon achievement of both individual and corporate goals.

                                        DAVID R. WALKER, CHAIRMAN

STOCK PERFORMANCE CHART

         The following graph compares cumulative total returns to the holders of the Common Stock from May 24, 1990 (the date the Common Stock began trading on NASDAQ National Market) through the end of the fiscal year ended April 30, 1995 to a peer group consisting of Health Care service companies listed on the NASDAQ National Market, and to the NASDAQ Market Index. Total return values were calculated based on the assumption of $100 invested and on cumulative total return values assuming reinvestment of dividends. The stock price performance shown on the graph below is not necessarily indicative of future price performance.

             Comparison of May 24, 1990 to April 30, 1995 Cumulative
                                  Total Return
          Among Health Management, Inc., Health Care Service Companies
           Listed on the NASDAQ National Market, and the NASDAQ Index



                      ------------------------------------------------------------------------------------------------------------

                 2400 ------------------------------------------------------------------------------------------------------------

   D             2100 ------------------------------------------------------------------------------------------------------------

   O             1800 ------------------------------------------------------------------------------------------------------------

   L             1500 ------------------------------------------------------------------------------------------------------------

   L             1200 ------------------------------------------------------------------------------------------------------------

   A              900 ------------------------------------------------------------------------------------------------------------

   R              600 ------------------------------------------------------------------------------------------------------------

   S              300 ------------------------------------------------------------------------------------------------------------

                    0 ------------------------------------------------------------------------------------------------------------

                               1991                   1992                    1993                      1994                  1995



                      -------------------------------------------------------------------------------------------------------------
                       ------      HEALTH MANAGEMENT                                      ---|---      NASDAQ MARKET INDEX

                       --X---      NASDAQ NATIONAL MARKET INDEX
                      -------------------------------------------------------------------------------------------------------------

HEALTH MANAGEMENT      NASDAQ NATIONAL MARKET INDEX      NASDAQ MARKET INDEX
1990 =    100                  1990 = 100                    1990 = 100
1991 =    362.5                1991 =  98.7                  1991 = 145.6
1992 =    766.7                1992 = 101.3                  1992 = 162.3
1993 =   1366.7                1993 = 120.9                  1993 = 161.9
1994 =   2216.7                1994 = 135.8                  1994 = 235.2
1995 =   2416.7                1995 = 148.3                  1995 = 233.8

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         On March 27, 1994, a subsidiary of the Company, HMI Pennsylvania, Inc. ("HMI Pennsylvania") entered into a lease with Irwin Hirsh and Lloyd Myers for a facility in Pittsburgh, Pennsylvania. On the same date, another subsidiary of the Company, HMI Retail Corp., Inc., entered into a lease agreement with Mr. Hirsh for an additional facility in Pittsburgh, Pennsylvania. Mr. Hirsh is Vice President - Contracts Administration of HMI Pennsylvania and Mr. Myers is the Company's Vice President - Sales and Marketing and Vice President - Program Development of HMI Pennsylvania. The Company pays an aggregate of $8,867 per month for both leases. Each lease has a term of three years and may be extended, at the option of HMI Pennsylvania, for an additional two year term. The Company believes that the terms of the leases are on an arms' length basis.

                             COST OF PROXY STATEMENT

         The Company will bear the costs of preparing and mailing this Proxy Statement. Arrangements have also been made with brokerage firms, custodians, nominees and fiduciaries for the forwarding of materials to beneficial owners of shares held of record by such persons. The Company will reimburse such firms for their reasonable expenses in forwarding such materials.

                  STOCKHOLDER PROPOSALS FOR NEXT ANNUAL MEETING

         Proposals of stockholders intended for inclusion in the proxy statement and proxy to be mailed to all stockholders entitled to vote at the 1996 Annual Meeting of Stockholders of the Company must be received at the Company's principal executive offices at 4250 Veterans Memorial Highway, Suite 400 West, Holbrook, New York 11741, not later than April 30, 1996. In order to curtail controversies to the date on which a proposal was received by the Company, proponents should submit their proposals by certified mail - return receipt requested.

         THE COMPANY UNDERTAKES TO PROVIDE ITS STOCKHOLDERS, WITHOUT CHARGE, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K, INCLUDING THE FINANCIAL STATEMENTS AND SCHEDULES FILED THEREWITH. WRITTEN REQUESTS FOR SUCH REPORT SHOULD BE ADDRESSED TO HEALTH MANAGEMENT, INC., 4250 VETERANS MEMORIAL HIGHWAY, SUITE 400 WEST, HOLBROOK NEW YORK 11741, ATTENTION: CORPORATE SECRETARY.

                                     PROXY

                            HEALTH MANAGEMENT, INC.
                         Annual Meeting of Stockholders
                                October 25, 1995


This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted FOR Proposals 1, and 2.

1. ELECTION OF DIRECTORS
   Clifford E. Hotte, Robert C. Clifton, Virginia Belloise,
   Andre C. Dimitriadis, David R. Walker

   / / FOR all nominees listed above (except as marked to the contrary).

   / / WITHHOLD AUTHORITY to vote for all nominees listed above.
   (INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below.)

- ------------------------------------------------------------------------------
2. Proposal to ratify the selection of BDO Seidman as the independent auditors of the Company.

             / / FOR          / / AGAINST          / / ABSTAIN

3. In their discretion on any other matter which may properly come before the meeting, including any adjournment thereof.

- -------------------------------------------------------------------------------

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

- -------------------------------------------------------------------------------
        PLEASE MARK, SIGN, DATE, AND RETURN THE PROXY PROMPTLY USING THE
                               ENCLOSED ENVELOPE.
- -------------------------------------------------------------------------------

The undersigned hereby appoints Clifford E. Hotte and Robert C. Clifton, or either one of them, as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote all Shares of Common
Stock of Health Management, Inc. (the "Company") held of record by the undersigned on September 20, 1995 at the Annual Meeting of the Stockholders of the Company to be held on October 25, 1995, or any adjournment thereof.

                               Please sign exactly as name appears
                               hereon. When shares are held by joint
                               tenants, both should sign. When signing
                               as attorney, executor, administrator,
                               trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

                               Dated:__________________________________, 1995

                               ______________________________________________

                               ______________________________________________